October 12, 2006

AJW Partners, LLC
New Millennium Capital Partners II, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
1044 Northern Boulevard
Roslyn, New York 11576

Attn:  Jonathan L. Schechter, General Counsel

         Re:      Astrata Group, Inc. (the "Company")

Dear Jonathan:

      This letter agreement outlines the terms and conditions pertaining to the Company's repayment ("Repayment") of all amounts of principal and interest owing and outstanding under those certain Callable Secured Convertible Notes (the "Notes") issued on or about October 7, 2005 and November 17, 2005 pursuant to that certain Securities Purchase Agreement (the "SPA") by and between the Company and AJW Partners, LLC ("Partners"), New Millennium Capital Partners, II, LLC ("Millennium"), AJW Offshore, Ltd. ("Offshore") and AJW Qualified Partners, LLC ("Qualified, with Partners, Millennium and Offshore", collectively, the "NIR Group"). The Repayment shall be applied to the outstanding principal and interest owing under the Notes and the termination of any and all UCC-1s filed in favor of NIR. Currently, the Company owes the NIR Group $1,488,000 in principal under the Notes.

      Further, in connection with the SPA, Notes and Warrants, the following ancillary documents were executed and/or filed: (1) Guaranty and Pledge Agreement, dated October 7, 2005, by and between the Company, Martin Euler, Tony Harrison, Wick Trust and Retnev Trust ("Pledgors") for a total of 900,000 shares, and NIR ("Pledge Agreement"); (2) Security Agreement by and between the Company and NIR, dated October 7, 2005 ("Security Agreement"); and (3) UCC-1 Financing Statements ("UCC-1s") filed by NIR.

      For purposes of this Agreement, the Notes, SPA, Warrants, Pledge Agreement
and  Security   Agreement   shall  be  referred  to  collectively  as  "Original
Documents".

      In connection with the Repayment, the Company and NIR agree to execute and deliver this letter agreement (the "Agreement"), a new promissory note (the "New Notes"), attached hereto as Exhibit A and a new registration rights agreement ("New Registration Agreement"), attached hereto as Exhibit B. Further, NIR shall file in the Jurisdictions listed above UCC-3 Termination Statements ("UCC-3s") necessary to terminate any perfected security interest they had obtained pursuant to the Security Agreement.

      For  purposes  of  the  Agreement,   the  Agreement,  New  Notes  and  New
Registration Agreement shall be referred to collectively as the "New Documents".

      The following outlines the terms and conditions of the Repayment:

I. Cash Payment

      Upon signing of Agreement, the Company shall make the Cash Payment to NIR in the amount of $550,000. In addition, the Company shall have the option to pay an additional $950,000 prior to December 31, 2006 for a full payment of $1,500,000 or can pay an additional $1,200,000 ($400,000 per quarter) within a year from the date hereof. In the event that the Company pays the $950,000 prior to December 31, 2006, the Company shall also issue to the NIR Group a total of 500,000 warrants at 120% of the five day VWAP (such 5 day VWAP shall be determined by taking the 5 day VWAP immediately prior to the payment of the Notes). These warrants shall be in addition to the 480,000 warrants already retained by the NIR Group under the current financing. In the event that the Company pays the total of $1,750,000 over the course of the year the Company will not have to issue the additional warrants. The Cash Payment shall be applied to the repayment of all amounts of principal and interest owing and outstanding under the Notes.

II. New Notes

      Upon signing of the Agreement, the Company shall issue to NIR, New Notes in the aggregate amount of $1,200,000; the New Notes to be issued in accordance with Schedule B attached hereto. The New Notes shall be self-amortizing over a one-year time period with the first payment due on January 15, 2006 and with each installment payment due every three months thereafter. As set forth above, the New Notes may be prepaid by the Company at anytime without penalty and in the event that the New Notes are repaid prior to December 31, 2006 such New Notes can be repaid for a total of $950,000.

III. Warrants

      NIR Group shall retain the Warrants previously issued which are exercisable into an aggregate of 480,000 shares of the Company's Common Stock at $2.00 per share. The shares underlying the warrants shall have piggyback registration rights as set forth below. In addition, the NIR Group may receive an additional 500,000 warrants in the event that the Company prepays the outstanding loan as set forth above.

IV. Shares

      In consideration for the waiver of any and all outstanding defaults by the Company under the Original Documents, the Company agrees to issue to the NIR Group an aggregate of 500,000 restricted shares of the Company's common stock. Such shares shall have piggy-back registration rights as set forth below.

V. New Registration Agreement

      Upon signing of the Agreement, the Company and NIR shall execute and deliver the New Registration Agreement providing for the registration of the Common Stock and Warrant Shares with the Securities and Exchange Commission. The New Registration Agreement provides for one piggyback registration right no sooner than six months from the date of hereof.

VI. Agreement Not to Short

      NIR agrees that it will comply with the provisions of Section 9 of the Securities Exchange Act of 1934 Act, as amended, and the rules promulgated thereunder, with respect to transactions involving the Company's Common Stock. Further, NIR agrees not to sell the Company's Common Stock short, either directly or indirectly through its affiliates, principals or advisors.

VII. Termination of Original Documents

      The Company and NIR mutually agree that the Original Documents shall be terminated in all respects, shall be rendered null and void and shall no longer bind NIR or the Company to any obligations, duties and responsibilities contained therein. Further, NIR and the Company mutually agree that the New Documents shall supersede the Original Documents in all respects.

      In connection with the termination of the Original Documents, NIR shall deliver to the Company upon execution of the Agreement, the original Notes and Warrants issued by the Company on October 7, 2005 and November 17, 2005, to be cancelled on the Company's book and records. Moreover, NIR shall deliver to Anslow and Jaclin, LLP, counsel to the Company, the Pledgors stock certificates representing a total of 900,000 shares of the Company's Common Stock that was pledge by Pledgors pursuant to the Pledge Agreement.

VIII. Withdrawal of Registration Statement

      NIR acknowledges that the Company was entitled to file a Form RW to withdraw the Registration Statement on Form SB-2 on file with the Securities and Exchange Commission covering the shares of common stock underlying the Notes and the Warrants.

IX. Termination of UCC Filings

      All security interests perfected by NIR on the "Collateral" (as defined in the Security Agreement), pursuant to the Original Documents, including the Security Agreement, shall be terminated. Accordingly, NIR agrees to file within
(2) days of this Agreement, UCC-3 Termination Statements in all jurisdiction where UCC-1s Financing Statements were filed pursuant to the Security Agreement. NIR shall deliver to the Company all filing receipts for such UCC-3 filings upon receipt from the Jurisdictions in which the UCC-1s are filed.

X. Miscellaneous

(a) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(b) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(c) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(d) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(e) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(f) This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of New York in which case such law shall govern. Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any New York State or United States Federal court sitting in Manhattan county over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non conveniens.

(g) EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL
FOLLOWING  SUCH  CONSULTATION.   THIS  WAIVER  IS  IRREVOCABLE,   MEANING  THAT,
NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.


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


      IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.


ASTRATA GROUP, INC.

By: /s/ Martin Euler
    --------------------
        Martin Euler
        Chief Executive Officer


AJW PARTNERS, LLC
By: SMS Group, LLC

By: /s/ Corey S. Ribotsky
   -------------------------
        Corey S. Ribotsky
        Manager


AJW OFFSHORE, LTD.
By: First Street Manager II, LLC

By: /s/ Corey S. Ribotsky
    -------------------------
        Corey S. Ribotsky
        Manager


AJW QUALIFIED PARTNERS, LLC
By: AJW Manager, LLC

By: /s/ Corey S. Ribotsky
    -------------------------
        Corey S. Ribotsky
        Manager


NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By: First Street Manager II, LLC

By: /s/ Corey S. Ribotsky
    -------------------------
        Corey S. Ribotsky
        Manager